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                        NOTICE OF CONDITIONAL EXERCISE

                   PLEASE READ THE ACCOMPANYING INSTRUCTIONS
                      FOR CONDITIONAL EXERCISE CAREFULLY

Name_________________________________________________________________________
                                (Please Print)
Address______________________________________________________________________
                                                            (Zip or Post Code)

To the Chief Financial Officer and Secretary of Hawker Pacific Aerospace:

   1. I hereby conditionally exercise my options issued under the Hawker Pacific Aerospace 1997 Stock Option Plan, as amended, to purchase common shares, no par value, of Hawker Pacific Aerospace, a California corporation (the "Company"), having exercise prices of less than $3.25 per share for the amount of common shares set forth herein (the "Option Shares") and agree to all of the terms and conditions set out in the Instructions for Conditional Exercise.

   My exercise of options hereunder is subject to the condition that any options to acquire Option Shares tendered but not purchased pursuant to the Offer (as defined in the Instructions for Conditional Exercise) shall be deemed not to have been exercised and shall continue to be outstanding options. None of the options to acquire any of the Option Shares tendered has an exercise price of $3.25 or greater.

   I hereby instruct you to issue the Option Shares referred to below without payment in cash. I agree that I do not require a share certificate evidencing my Option Shares to be issued to me and hereby direct that my Option Shares be tendered in the Offer and, if accepted for payment by the Purchaser, be
transferred in                      from my name into the name of the
Purchaser, or its nominee.

   I acknowledge that if my Option Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, the options in respect of my Option Shares will have been irrevocably exercised, and I irrevocably authorize and appoint designees of the Purchaser as attorneys for and on behalf of the holder, each with full power of substitution, to execute any stock powers in respect of my Option Shares at any time following such acceptance and payment and to execute and deliver all additional documents deemed by the Purchaser or the depositary to be necessary or desirable to complete the sale, assignment and transfer of my Option Shares tendered under this Notice of Conditional Exercise.

    2. I hereby elect as follows with respect to my options:
(Choose only one)

[_] I wish to conditionally exercise ALL of my exercisable options that have an exercise price of less than $3.25 per common share and tender the underlying Option Shares.

[_] I wish to conditionally exercise __________ of my exercisable options that have an exercise price of less than $3.25 per common share and tender the underlying Option Shares.

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  I understand that options will be conditionally exercised as designated below:

  1. Grant number __ ; per share exercise price of $ __ ; being conditionally exercised as to shares.

  2. Grant number __ ; per share exercise price of $ __ ; being conditionally exercised as to shares.

  3. Grant number __ ; per share exercise price of $ __ ; being conditionally exercised as to shares.

  4. Grant number __ ; per share exercise price of $ __ ; being conditionally exercised as to shares.

  5. Grant number __ ; per share exercise price of $ __ ; being conditionally exercised as to shares.

  6. Grant number __ ; per share exercise price of $ __ ; being conditionally exercised as to shares.

  Total Options: __________________________________________________________

  ATTACH ADDITIONAL PAGE IF NEEDED.

                                   SIGN HERE

---------------------------------------                  --------------------------------------
---------------------------------------                  --------------------------------------
Signature(s) of Option Holder(s)                         Date

---------------------------------------

---------------------------------------
Name(s)--(please print)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Address (if different from that shown on the cover page)                                            (Zip or Post Code)
---------------------------------------                  --------------------------------------
                                                         Social Security Number (or other tax identification number)__
Daytime Telephone Number

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

  TO BE COMPLETED BY ALL OPTION HOLDERS WHO ARE U.S. PERSONS ONLY

  PAYER'S NAME:   U.S. Stock Transfer Corporation
------------------------------------------------------------------------------------------------------------------------------------
  SUBSTITUTE                             PART 1 -- PLEASE PROVIDE YOUR TIN                         Social Security Number
  Form W-9                               IN THE BOX AT RIGHT AND CERTIFY                               ________-____-
 Department of the Treasury              BY SIGNING AND DATING BELOW:                         or Employer Identification Number
 Internal Revenue Service                                                                             -______---------
                                                                                           If you are awaiting TIN, check box: [_]
 Payer's Request for Taxpayer            -------------------------------------------------------------------------------------------
 Identification Number                   PART 2 -- If you are exempt from backup           PART 3 -- Check appropriate box:
 (''TIN'') and Certification             withholding, please check the box: [_]            . Individual/Sole Proprietor

                                                                                           [_] Corporation

                                                                                           [_] Partnership

                                                                                           [_] Other:_______________________________
------------------------------------------------------------------------------------------------------------------------------------

 PART 4 -- CERTIFICATION -- Under penalties of perjury, I certify that:

  (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),
      and

  (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the
      Internal Revenue Service (the ''IRS'') that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and

  (3) I am a U.S. person (including a U.S. resident alien).
------------------------------------------------------------------------------------------------------------------------------------
 CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another certification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

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 Signature: _____________________________________  Dated  ________________, 2002
 Name (Please Print):___________________________________________________________
 Address:_______________________________________________________________________
 City, State and Zip Code:______________________________________________________


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT A RATE OF 30% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
NOTE:    YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
         PART 1 OF THE SUBSTITUTE FORM W-9.

            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or
 (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a portion of all reportable payments made to me will be withheld, at a rate of 30%, until I provide a taxpayer identification number.


Signature: ________________________________  Dated:  ____________________, 2002

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